PERKINS & MARIE CALLENDER'S INC.
REPORTS RESULTS FOR FISCAL YEAR ENDED DECEMBER 30, 2007

Memphis, TN, March 28, 2008 - Perkins & Marie Callender's Inc. (together with its consolidated subsidiaries, the "Company" or "we") is reporting today the financial results for its year ended December 30, 2007.

HIGHLIGHTS FOR 2007:
  o Perkins franchisees opened eight new restaurants during 2007, three franchised Perkins restaurants were converted to Company-operated restaurants and four franchised Perkins restaurants were closed. Seven Company-operated Perkins restaurants opened during 2007; three Company-operated Perkins restaurants were closed. One Marie Callender's franchised restaurant was converted to a Company-operated restaurant during 2007, one Marie Callender's franchised restaurant was closed, and one Company-operated Marie Callender's restaurant was closed.
  o Primarily due to the inclusion of seven additional days of revenues in 2006 (see below), revenue decreased by 1.1% from $594.2 million in 2006 to $587.9 million in 2007. Comparable restaurant sales for 2007 decreased 1.2% for Perkins restaurants and 0.5% for Marie Callender's restaurants. Revenues from the new Perkins restaurants offset the majority of the 2007 sales decline from 2006, which was caused primarily by the $8.7 million in incremental revenues attributable to the seven additional days in 2006 and the decline in comparable restaurant sales in 2007.

J. Trungale, President and Chief Executive Officer of Perkins & Marie Callender's Inc., commented, "Efforts made throughout 2007 to drive sales and control costs helped the Company achieve adjusted EBITDA of approximately $51 million. During a challenging 2007 economic environment, we believe the Company executed well. We realized significant cost savings and synergies from the 2006 merger and our focus on cost controls and process improvements allowed us to sustain margins and open new, profitable locations. Our core business remains solid, and following a restructuring of the Foxtail management team at the end of 2007 and beginning of 2008, we feel optimistic about the Company's prospects for 2008."

2007 FINANCIAL RESULTS

Our financial reporting is based on thirteen four-week periods ending on the last Sunday in December. In 2006, as is the case every six years, the fourth quarter included an extra week of operations, and therefore the year included fifty-three weeks of operations compared to fifty-two weeks of operations in 2007 and 2005.

Revenues in 2007 decreased 1.1% to $587.9 million from $594.2 million in 2006. The decrease resulted primarily from an $8.7 million decline in sales due to the inclusion of seven additional days of revenues in 2006, a $3.5 million decline in Foxtail revenues net of the impact of the fifty-third week in 2006 and comparable restaurant sales declines in 2007 of 1.2% and 0.5% for Perkins and Marie Callender's restaurants, respectively. These declines were partially offset by sales from new Perkins restaurants.

Food costs for 2007 totaled 28.5% of food sales, up 0.1 percentage point from 28.4% in 2006. Restaurant segment food cost remained flat at 27.1% of food sales in 2007. In the Foxtail segment, food cost increased 4.0 percentage points to 60.9% of food sales in 2007, primarily due to higher commodity costs and production inefficiencies resulting in part from lower sales.

Labor and benefits costs, as a percentage of total revenues, increased 1.0 percentage point from 31.2% in 2006 to 32.2% in 2007. In 2007, a 0.8 percentage point increase in the restaurant segment resulted from increases in the average wage rates at both Perkins and Marie Callender's restaurants. Additionally, a
0.8 percentage point increase in the Foxtail segment resulted from an increase in the average wage rate in the Cincinnati plants due to competitive pressures in the marketplace, in addition to lower labor productivity resulting from reduced Foxtail sales.

Operating expenses for 2007 were $149.4 million, or 25.4% of total revenues, compared to $150.1 million, or 25.3% of total revenues in 2006. Restaurant segment operating expenses were 27.6% of restaurant sales in both 2007 and 2006. Operating expenses in the Foxtail segment increased by 0.3 percentage points as a result of customer rebate programs and increased utilities expense.

General and administrative expenses were 7.6% of total revenues, a decrease of
0.5 percentage points from 2006. The decrease is due primarily to a $2.8 million (0.5 percentage point) reduction in incentive costs for corporate employees and continuing synergies achieved as a result of the May 2006 combination (see below). These savings were partially offset by three legal settlements totaling approximately $0.8 million.

Transaction costs represent internal and external expenses directly related to the acquisition of The Restaurant Company ("TRC"), the former name of Perkins & Marie Callender's Inc., in September 2005 by an affiliate of Castle Harlan Partners IV, L.P. (the "Acquisition"), and the combination of TRC and Wilshire Restaurant Group, Inc. ("WRG") in May 2006 (the "Combination") and certain non-recurring expenses incurred as a result of the Combination. Transaction costs were $1.0 million in 2007 compared to $5.7 million in 2006.

Depreciation and amortization was 4.2% of revenues in the current year and 4.3% of revenues in 2006. In 2006, depreciation expense was higher due to the step-up in the basis of Perkins' depreciable assets, related to the Acquisition, and the related adjustment to depreciation.

Interest, net was 5.3% of revenues in the current year compared to 6.1% in 2006. The 0.8 percentage point decrease is mainly due to the repayment of WRG's indebtedness with proceeds of the term loan obtained in connection with the Combination. Interest rates on WRG's indebtedness were significantly higher than the interest rates on the term loan.

In conjunction with the Combination, the Company entered into an amended and restated credit agreement (the "Credit Agreement"). As of December 30, 2007, the Company violated the leverage ratio covenant in the Credit Agreement. On March 14, 2008, the Company executed an amendment to the Credit Agreement that waived the December 30, 2007 covenant violation, modified the financial covenants and increased interest rates approximately 2.5% on both the Term Loan and the Revolver.

ADJUSTED EBITDA

The Company defines adjusted EBITDA as net income or loss before income taxes or benefits, interest expense (net), depreciation and amortization, transaction costs, gain/loss on the disposition of assets, asset write-downs, lease termination and other income and expense items unrelated to operating performance. The Company considers adjusted EBITDA to be an important measure of performance from core operations because adjusted EBITDA excludes various income and expense items that are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is useful to investors in evaluating the Company's ability to incur and service debt, make capital expenditures and meet working capital requirements. The Company also believes that adjusted EBITDA is useful to investors in evaluating the Company's operating performance compared to that of other companies in the same industry, as the calculation of adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, all of which may vary from one company to another for reasons unrelated to overall operating performance. The Company's calculation of adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. Adjusted EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles and accordingly should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional indications of a company's operating performance or liquidity. The following table provides a reconciliation of net loss to adjusted EBITDA:


                                                    Year Ended             Year Ended              Year Ended
(in thousands)                                  December 30, 2007       December 31, 2006      December 25, 2005
                                              ----------------------------------------------------------------------
NET LOSS                                                   $ (16,335)               $ (9,372)             $ (15,231)
Provision for (benefit from) income taxes                      1,482                     155                   (638)
Interest, net                                                 31,180                  36,197                 26,362
Depreciation and amortization                                 24,822                  25,641                 11,594
Transaction costs                                              1,013                   5,674                    867
Asset impairments and closed store expenses                    2,463                   3,089                    611
Gain on extinguishment of debt                                     -                 (12,642)                  (565)
Pre-opening expenses                                           1,992                     688                    545
Management fees                                                3,576                   3,592                  2,252
Other non-cash items                                             351                   2,346                  1,286
                                              ----------------------------------------------------------------------
ADJUSTED EBITDA                                             $ 50,544                $ 55,368               $ 27,083
                                              ======================================================================


         NOTE: Fiscal year 2006 contains fifty-three weeks of operations compared to fifty-two weeks of operations in fiscal years 2007 and 2005. Fiscal year 2005 contains the operations of WRG for the full year and the operations of TRC for the period September 21 through December 25.

ABOUT THE COMPANY

Perkins & Marie Callender's Inc. operates two restaurant concepts: (1) full-service family dining restaurants, which serve a wide variety of high quality, moderately priced breakfast, lunch and dinner entrees, under the name Perkins Restaurant and Bakery, which were historically owned by TRC and (2) mid-priced, casual-dining restaurants specializing in the sale of pie and other bakery items under the name Marie Callender's Restaurant and Bakery, which were historically owned by WRG. As of December 30, 2007, the Company owned and operated 162 Perkins' restaurants and franchised 323 Perkins' restaurants. The Company also owned and operated 78 Marie Callender's restaurants, one Callender's Grill, the East Side Mario's restaurant and 12 Marie Callender's restaurants under partnership agreements. Franchisees owned and operated 43 Marie Callender's restaurants and one Marie Callender's Grill.

CONFERENCE CALL

Perkins & Marie Callender's Inc. has scheduled a conference call for Friday, April 4, 2008, at 10:00 a.m. (CT) to review 2007 earnings. The dial-in number for the conference call is (866) 207-2203 and the access code number is 38402353. A taped playback of this call will be available two hours following the call on Friday, April 4, 2008, through midnight (CT) on Thursday, April 10, 2008. The taped playback can be accessed by dialing (800) 642-1687 and by using access code number 38402353.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "BELIEVE," "CONTINUE," "COULD," "ESTIMATE," "EXPECT," "INTEND," "MAY," "MIGHT," "PLAN," "POTENTIAL," "PREDICT," "SHOULD," OR "WILL," OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY.

PERKINS & MARIE CALLENDER'S INC. HAS BASED THESE FORWARD-LOOKING STATEMENTS ON ITS CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS. WHILE THE COMPANY BELIEVES THESE EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ARE REASONABLE, SUCH FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND ITS CONTROL. SOME OF THE KEY FACTORS THAT COULD CAUSE ITS ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS INCLUDE THE FOLLOWING:

  o   GENERAL ECONOMIC CONDITIONS AND DEMOGRAPHIC PATTERNS;

  o   OUR SUBSTANTIAL INDEBTEDNESS;

  o   COMPETITIVE PRESSURES AND TRENDS IN THE RESTAURANT INDUSTRY;

  o   PREVAILING PRICES AND AVAILABILITY OF FOOD, SUPPLIES AND LABOR;

  o   RELATIONSHIPS WITH FRANCHISEES AND FINANCIAL HEALTH OF FRANCHISEES;

  o   DEVELOPMENT AND EXPANSION PLANS; AND

  o   STATEMENTS COVERING OUR BUSINESS STRATEGY.


GIVEN THESE RISKS AND UNCERTAINTIES, YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE ARE MADE ONLY AS OF THE DATE HEREOF. PERKINS & MARIE CALLENDER'S INC. DOES NOT UNDERTAKE AND SPECIFICALLY DECLINES ANY OBLIGATION TO UPDATE ANY SUCH STATEMENTS OR TO PUBLICLY ANNOUNCE THE RESULTS OF ANY REVISIONS TO ANY OF SUCH STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

                        PERKINS & MARIE CALLENDER'S INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                       Year Ended          Year Ended        Year Ended December
                                                    December 30, 2007   December 31, 2006          25, 2005
                                                   --------------------------------------------------------------
                                                   -----------------    -----------------      -----------------
REVENUES:
     Food sales                                      $   556,990         $  562,742               $  306,462

     Franchise and other revenue                          30,896             31,448                   15,011
                                                   -----------------    -----------------      -----------------
 Total Revenues                                          587,886            594,190                  321,473
                                                   -----------------    -----------------      -----------------
COSTS AND EXPENSES:
  Cost of sales (excluding depreciation
  shown below):
      Food cost                                          158,708            159,751                   90,095

      Labor and benefits                                 189,307            185,405                   99,841

      Operating expenses                                 149,437            150,102                   85,485

  General and administrative                              44,874             48,188                   21,242

  Transaction costs                                        1,013              5,674                      867

  Depreciation and amortization                           24,822             25,641                   11,594

  Interest, net                                           31,180             36,197                   26,362

  Asset impairments and closed store expenses              2,463              3,089                      611

  Gain on extinguishment of debt                            -               (12,642)                    (565)

  Other, net                                                 228              1,509                    1,181
                                                   -----------------    -----------------      -----------------
Total Costs and Expenses                                 602,032            602,914                  336,713
                                                   -----------------    -----------------      -----------------
Loss before income taxes and minority interests          (14,146)            (8,724)                 (15,240)

(Provision for) benefit from income taxes                 (1,482)              (155)                     638

Minority interests                                          (707)              (493)                    (629)
                                                   -----------------    -----------------      ----------------

NET LOSS                                             $   (16,335)        $   (9,372)              $  (15,231)
                                                   =================    =================      =================



         NOTE: Fiscal year 2006 contains fifty-three weeks of operations compared to fifty-two weeks of operations in fiscal years 2007 and 2005. Fiscal year 2005 contains the operations of WRG for the full year and the operations of TRC for the period September 21 through December 25.

                        PERKINS & MARIE CALLENDER'S INC.
                           CONSOLIDATED BALANCE SHEETS
                  (in thousands, except par and share amounts)

                                                                                  December 30, 2007         December 31, 2006
                                                                                -----------------------   -----------------------
                                   ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                        $       19,032             $       9,069
Restricted cash                                                                          10,098                    11,193
Receivables, less allowances for doubtful accounts of $1,542
and $1,624 in 2007 and 2006, respectively                                                17,221                    18,316
Inventories                                                                              13,239                    10,996
Prepaid expenses and other current assets                                                 5,732                     4,824
                                                                                -----------------------   -----------------------
     Total current assets                                                                65,322                    54,398
                                                                                -----------------------   -----------------------

PROPERTY AND EQUIPMENT, net of accumulated depreciation and
amortization of $109,441 and $96,458 in 2007 and 2006, respectively                      99,311                    91,044
INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS                                                   53                       238
GOODWILL                                                                                 30,038                    30,038
INTANGIBLE ASSETS, net of accumulated amortization of $17,494 and
$14,018 in 2007 and 2006, respectively                                                  153,316                   156,792
DEFERRED INCOME TAXES                                                                       242                       708
OTHER ASSETS                                                                             14,660                    13,627
                                                                                -----------------------   -----------------------
     Total Assets                                                                $      362,942             $     346,845
                                                                                =======================   =======================

                   LIABILITIES AND STOCKHOLDER'S INVESTMENT
CURRENT LIABILITIES:
 Accounts payable                                                                $       25,559             $      22,799
 Accrued expenses                                                                        52,621                    58,288
 Accrued income taxes                                                                         -                        75
 Franchise advertising contributions                                                      5,940                     5,392
 Current maturities of long-term debt and capital lease obligations                       9,464                     1,706
                                                                                -----------------------   -----------------------
     Total current liabilities                                                           93,584                    88,260
                                                                                -----------------------   -----------------------

CAPITAL LEASE OBLIGATIONS, less current maturities                                       11,987                     6,249
LONG-TERM DEBT, less current maturities                                                 298,009                   286,379
DEFERRED RENT                                                                            13,467                     9,768
OTHER LIABILITIES                                                                        15,520                    11,785
MINORITY INTEREST IN CONSOLIDATED PARTNERSHIPS                                              333                        75

STOCKHOLDER'S INVESTMENT:
Common stock, $.01 par value, 100,000 shares authorized,
  10,820 issued and outstanding                                                               1                         1
Additional paid-in capital                                                              137,923                   136,131
Other comprehensive income                                                                   86                        13
Accumulated deficit                                                                    (207,968)                 (191,816)
                                                                                -----------------------   -----------------------
     Total stockholder's investment                                                     (69,958)                  (55,671)
                                                                                -----------------------   -----------------------

     Total Liabilities and Stockholder's Investment                              $      362,942             $     346,845
                                                                                =======================   =======================


                        PERKINS & MARIE CALLENDER'S INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)



                                                                   Year Ended    Year Ended     Year Ended
                                                                  December 30,  December 31,   December 25,
                                                                      2007          2006          2005
                                                                   -----------  ------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                           $  (16,335)   $   (9,372)   $ (15,231)
Adjustments to reconcile net loss to net cash
     provided by operating activities :
  Depreciation and amortization                                        24,822        25,641       11,594
  Amortization of debt discount                                           324           321           74
  Other non-cash income and expense items                                 333         6,690       12,437
  Gain on extinguishment of debt                                            -       (12,642)        (565)
  Loss (gain) on disposition of assets                                    226           665         (704)
  Asset write-down                                                      2,237         2,058        1,315
  Minority interests                                                      707           493          629
  Equity in net loss (income) of unconsolidated partnerships               82            73          (54)
  Net changes in operating assets and liabilities                       3,083         1,306        8,830
                                                                   ----------   ------------   -----------
  Total adjustments                                                    31,814        24,605       33,556
                                                                   ----------   ------------   -----------
Net cash provided by operating activities                              15,479        15,233       18,325
                                                                   ----------   ------------   -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for property and equipment                                (31,547)      (19,562)     (10,079)
  Acquisition of business, net of cash acquired of $4,270                   -             -     (220,621)
  Proceeds from sale of assets                                             21         1,549        1,359
                                                                   ----------   ------------   -----------

Net cash used in investing activities                                 (31,526)      (18,013)    (229,341)
                                                                   ----------   ------------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments under capital lease obligations                     (702)         (895)        (798)
  Lessor financing                                                      6,107             -            -
  Proceeds from long-term debt                                          1,950        99,041      187,429
  Payments on long-term debt                                           (2,618)      (99,567)      (2,400)
  Proceeds from revolver                                               75,100        12,900        2,600
  Payments on revolver                                                (55,100)      (12,900)      (8,240)
  Debt issuance costs                                                     -          (2,720)      (9,288)
  Distributions to minority partners                                     (519)         (543)        (602)
  Accrued interest on notes secured by stock                                -             -         (103)
  Capital contribution                                                  1,792        12,545       44,607
                                                                    ---------   ------------   -----------
  Net cash provided by financing activities                            26,010         7,861      213,205
                                                                    ---------   ------------   -----------
  Net increase in cash and cash equivalents                             9,963         5,081        2,189

CASH AND CASH EQUIVALENTS:
  Balance, beginning of year                                            9,069         3,988        1,799
                                                                   ----------   ------------   -----------
  Balance, end of year                                             $   19,032   $     9,069    $   3,988
                                                                   ==========   ============   ===========


         NOTE: Fiscal year 2006 contains fifty-three weeks of operations compared to fifty-two weeks of operations in fiscal years 2007 and 2005. Fiscal year 2005 contains the operations of WRG for the full year and the operations of TRC for the period September 21 through December 25.